Exhibit 10.7

Director Restricted Stock Agreement

This Director Restricted Stock Agreement, dated as of ______, 20__ (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation, and Laurie Ann Goldman (the “Director”), is being entered into pursuant to the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan.  The meaning of each capitalized term not otherwise defined in this Agreement may be found in Section 4.

The Company and the Director hereby agree as follows:

Section 1. Grant of Shares

(a) Confirmation of Grant.  Subject to all of the terms of this Agreement, the Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Director of the aggregate number of shares of Common Stock set forth on the signature page hereof (the “Shares”).  This Agreement is entered into pursuant to, and the terms of the Shares are subject to, the terms of the Plan.  If there is any conflict between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

Section 2. Vesting and Forfeiture

(a) Based on Continued Service on Board.  The Director’s Shares shall vest upon the earlier of (i) the next annual shareholder meeting or (ii) the first anniversary of the Grant Date (the “Vesting Date”), subject to the Director continuing to serve on the Board until the Vesting Date.

(b) Effect of a Change in Control.  In the event of a Change in Control occurring prior to the Vesting Date, subject to the Director’s continued service on the Board from the Grant Date to the date of the Change in Control, any Shares which are unvested shall automatically become vested.

(c) Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting of all or a portion of the Shares at any time and from time to time.

(d) Effect of Termination of Board Service.  Upon termination of the Director’s service on the Board for any reason (whether initiated by the Company or by the Director), any unvested Shares shall be forfeited by the Director, provided that if the Director’s service on the Board is terminated by reason of the Director’s death or disability (as determined by the Board), the Director’s Shares shall become vested as of the date the Director’s service on the Board terminates.

(e) Delivery by the Company.  The Company shall register the Shares in the name of the Director.  If the Shares are certificated, any certificates relating to the Shares shall be held by the Secretary of the Company or his designee on behalf of the Director.

Section 3. Restriction on Transfer of Shares.  Prior to the vesting thereof the Shares are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered

(including, but not limited to, by gift, operation of law or otherwise). Any purported transfer in violation of this Section 3 shall be void ab initio.
Section 4. Certain Definitions.
(a) Capitalized terms not otherwise defined in this Agreement have the meanings given to them in the Plan.
(b) As used in this Agreement, the following terms shall have the meanings set forth below:

“Agreement” means this Director Restricted Stock Agreement, as amended from time to time in accordance with the terms hereof.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Plan” means the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan adopted by the Board, as amended from time to time.

“Shares” has the meaning given in Section 1(a).

Section 5. Miscellaneous.

(a) Authorization to Share Personal Data.  The Director authorizes any Affiliate of the Company that has or lawfully obtains personal data relating to the Director to divulge or transfer such personal data to the Company or a to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(b) Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Director, as the case may be, at the following addresses or to such other address as the Company or the Director, as the case may be, shall specify by notice to the other:

(c) If to the Company, to it at:

ServiceMaster Global Holdings, Inc.
860 Ridge Lake Boulevard
Memphis, Tennessee  38120

Attention: General Counsel

Fax: (901) 597-8025

(i) If to the Director, to the Director at his or her most recent address as shown on the books and records of the Company;

Copies of any notice or other communication given under this Agreement shall also be given to:

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.  Copies of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022

Attention:  Peter Loughran
Fax:  (212) 909-6375

(d) Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(e) Waiver; Amendment.

(i) Waiver.  Any party hereto may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement, and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, but not limited to, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Director and the Company.

(f) Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Director without the prior written consent of the other.

(g) Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(h) Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 5(g).
(i) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(j) Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission (including, without limitation, email or facsimile) shall be as effective as delivery of a manually executed counterpart of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:
Name:
Title:

DIRECTOR:

Address of the Director:

Total Number of Shares of Common Stock Granted Pursuant Hereto: